Exhibit 21

Subsidiaries of the Company

        The Company owns all of the stock of the following corporations:

Name	State or Other Jurisdiction of Incorporation or Organization
Pierce Manufacturing Inc.	Wisconsin
McNeilus Companies, Inc.	Minnesota
Kewaunee Fabrications, L.L.C.	Wisconsin
Oshkosh Unipower Limited	United Kingdom
Total Mixer Technologies, L.L.C.	Wisconsin
Summit Performance Systems, L.L.C.	Wisconsin
Oshkosh Logistics Corporation	Wisconsin
Oshkosh Asia Holdings Limited	Mauritius

        Pierce Manufacturing Inc. owns all of the stock of the following corporations:

Name	State or Other Jurisdiction of Incorporation or Organization
Pierce Manufacturing International, Inc.	Barbados
Pierce Western Region Refurbishment Center, Inc.	California

        McNeilus Companies, Inc. owns all of the stock of the following corporations:

Name	State or Other Jurisdiction of Incorporation or Organization
McNeilus Truck and Manufacturing, Inc.	Minnesota
Iowa Contract Fabricators, Inc.	Iowa
McIntire Fabricators, Inc.	Iowa
Kensett Fabricators, Inc.	Iowa
McNeilus Financial Services, Inc.	Minnesota
Medtec Ambulance Corporation	Indiana
JerrDan Corporation	Delaware
Concrete Equipment Company, Inc.	Nebraska
London Machinery Inc.	Canada
AK Acquisition Corp.	Wisconsin
Iowa Mold Tooling Co., Inc.	Delaware
Steel Acquisition Corp.	Pennsylvania

        McNeilus Companies, Inc. owns a 49% interest in Mezcladores Trailers de Mexico, S.A. de C.V.

        McNeilus Companies, Inc. as limited partner and Oshkosh Logistics Corporation as general partner are sole partners in LMI Finance L.P., a limited partnership

        McNeilus Truck and Manufacturing, Inc., owns all of the stock of McNeilus Financial, Inc., a Texas corporation.

        McNeilus Financial, Inc. owns all of the stock of the following corporations:

Name	State or Other Jurisdiction of Incorporation or Organization
Viking Truck & Equipment Sales, Inc.	Michigan
Viking Truck & Equipment Sales, Inc.	Ohio

        McNeilus Financial Services, Inc. owns all of the stock of the following corporations:

Name	State or Other Jurisdiction of Incorporation or Organization
Oshkosh/McNeilus Financial Services, Inc.	Minnesota
Viking Equipment Leasing, Inc.	Michigan

        Concrete Equipment Company, Inc. owns all of the stock of Audubon Manufacturing Corporation, an Iowa Corporation.

        London Machinery Inc. owns all of the stock of London Machinery (Mtl) Inc., a Canadian Corporation:

        Oshkosh/McNeilus Financial Services, Inc. owns an equity interest in Oshkosh/McNeilus Financial Services Partnership (California partnership) and owns Oshkosh Equipment Finance, L.L.C.

        AK Acquisition Corp. owns all of the stock or member interests in the following:

Name	State or Other Jurisdiction of Incorporation or Organization
Aluminum Body Corporation	California
Prime Medical Manufacturing LLC	Delaware

        AK Acquisition Corp. and Prime Medical Manufacturing LLC are sole partners in AK Specialty Vehicles, LLC, a Texas Corporation.

        AK Specialty Vehicles, LLC owns AK Specialty Vehicles, Limited.

        Prime Medical Manufacturing LLC owns all of the stock of the following corporations:

Name	State or Other Jurisdiction of Incorporation or Organization
Frontline Holdings, Inc.	Delaware
AK Specialty Vehicles B.V.	Netherlands

        AK Specialty Vehicles B.V. owns all of the stock in the following corporations:

Name	State or Other Jurisdiction of Incorporation or Organization
Smit Container B.V.	Netherlands
Smit Carrosseriefabrick B.V.	Netherlands
Smit Mobile Equipment B.V.	Netherlands
Smit Hydraulick B. V.	Netherlands

        Oshkosh Unipower Limited owns Oshkosh Truck (UK) Limited.

        Oshkosh Truck Corporation as limited partner and Summit Performance Systems, L.L.C. and Total Mixer Technologies, L.L.C., as general partners, are the sole partners in Windmill Ventures C.V. (Netherlands), a limited partnership.

        Windmill Ventures C.V. owns Oshkosh European Holdings S.L. (Spain), a limited liability company.

        Oshkosh European Holdings S.L. owns Oshkosh Group B.V. (Netherlands), a close corporation.

        Oshkosh Group B.V. owns all of the stock in the following corporations:

Name	State or Other Jurisdiction of Incorporation or Organization
Geesink Group B.V.	Netherlands
Geesink Norba Limited	England and Wales
Norba A.B.	Sweden
Oshkosh Italy B.V.	Netherlands
Medias Industries SRL	Romania

        Geesink Group B.V. owns all of the stock in the following corporations:

Name	State or Other Jurisdiction of Incorporation or Organization
Geesink B.V.	Netherlands
Kiggen Den Engelsman B.V.	Netherlands
Geesink Kiggen B.V.	Netherlands
Geesink Kiggen Leasing B.V.	Netherlands
Geesink Vast Goed B.V.	Netherlands
Geesink Polska Sp.z o.o	Poland

        Geesink Norba Limited owns all of the stock of Sheppard Meiler Limited (England and Wales).

        Norba A.B. owns all of the stock in the following corporations:

Name	State or Other Jurisdiction of Incorporation or Organization
Norba Limited	England and Wales
Norba A. S.	Denmark

        Norba Limited owns all of the stock of Sertek Limited (England and Wales).

        Oshkosh Italy B.V. owns 75% of the outstanding quotas (ownership interests) in the following corporation:

Name	State or Other Jurisdiction of Incorporation or Organization
Brescia Antincendi International S.r.l.	Italy

        Brescia Antincendi International S.r.l. owns all of the stock of BAI Deutschland GmbH (Germany)